Exhibit 10.1

THE BOARD OF DIRECTORS
JO-ANN STORES, INC.
5555 DARROW ROAD
HUDSON, OHIO 44236

April 5, 2010

Darrell Webb
Chairman and Chief Executive Officer
Jo-Ann Stores, Inc.
5555 Darrow Road
Hudson, Ohio 44236

Re: Amendment to Employment Agreement

Dear Darrell:

Reference is made to your current employment agreement dated March 16, 2009 (the “Employment Agreement”). The purpose of this letter is to confirm our agreement to amend the Employment Agreement as set forth in this letter.

1.	Recognizing your relinquishment of the “President” title early this year, the first sentence of section 2(a) of the Employment Agreement is amended to read: “Duties. Subject to Section 2(e) below, the Executive shall be employed by the Company as Chief Executive Officer, and subject to Section 2(e) below, the Executive shall continue to serve as Chairman of the Board.”

2.	Section 3 of the Employment Agreement is amended so that the Term of the Agreement will now end on August 1, 2012.

In all other respects, the Employment Agreement remains in effect in accordance with its original terms.

Sincerely,

/s/ Scott Cowen
Scott Cowen
Lead Director

Agreed to this 5th day of April, 2010:

/s/ Darrell Webb
Darrell Webb